ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC




July 9, 2004




IDS Life Series Fund, Inc.
IDS Life Series - International Equity Portfolio
70100 AXP Financial Center
Minneapolis, MN 55474

AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - International Fund
70100 AXP Financial Center
Minneapolis, MN 55474

Ladies and Gentlemen:

         We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, between IDS Life Series Fund, Inc., a company organized under laws of the State of Minnesota (the "Target Corporation") on behalf of IDS Life Series - International Equity Portfolio ("Target Fund") and AXP Variable Portfolio - Investment Series, Inc., a company organized under the laws of the State of Minnesota (the "Acquiring Corporation") on behalf of AXP Variable Portfolio - International Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

         Target Fund is a series of the Target Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

ROPES & GRAY LLP
IDS Life Series - International Equity Portfolio
AXP Variable Portfolio - International Fund


         Acquiring Fund is a series of the Acquiring Corporation, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

         For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

         Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

    i.    The Transaction will constitute a reorganization within the meaning of
          Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    ii. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

    iii. The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

    iv. The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

    v. No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

    vi. No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

    vii. The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of its Target Fund shares exchanged therefor;

    viii. A Target Fund shareholder's holding period for its Acquiring Fund Shares will be determined by including the period for which it held the Target Fund shares

ROPES & GRAY LLP
IDS Life Series - International Equity Portfolio
AXP Variable Portfolio - International Fund


          exchanged therefor, provided that it held such Target Fund shares as capital assets; and

     ix. Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.



                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP

ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC






July 9, 2004




IDS Life Series Fund, Inc.
IDS Life Series - Equity Portfolio
70100 AXP Financial Center
Minneapolis, MN 55474

AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Capital Resource Fund
70100 AXP Financial Center
Minneapolis, MN 55474

Ladies and Gentlemen:

         We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, between IDS Life Series Fund, Inc., a company organized under laws of the State of Minnesota (the "Target Corporation") on behalf of IDS Life Series - Equity Portfolio ("Target Fund") and AXP Variable Portfolio - Investment Series, Inc., a company organized under the laws of the State of Minnesota (the "Acquiring Corporation") on behalf of AXP Variable Portfolio - Capital Resource Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

         Target Fund is a series of the Target Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

         Acquiring Fund is a series of the Acquiring Corporation, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are

ROPES & GRAY LLP
IDS Life Series - Equity Portfolio
AXP Variable Portfolio - Capital Resource Fund

redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

         For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above) (the "Representation Letters").

         The facts you have represented as to in the Representation Letters support the conclusion that Acquiring Fund will continue the historic business of Target Fund as an open-end investment company that seeks to obtain capital appreciation by investing its assets primarily in domestic common stocks that have favorable growth potential and that anticipate market trends.

         Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

    i.    The Transaction will constitute a reorganization within the meaning of
          Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    ii. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

    iii. The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

    iv. The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

    v. No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

    vi. No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

ROPES & GRAY LLP
IDS Life Series - Equity Portfolio
AXP Variable Portfolio - Capital Resource Fund

    vii. The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of its Target Fund shares exchanged therefor;

    viii. A Target Fund shareholder's holding period for its Acquiring Fund Shares will be determined by including the period for which it held the Target Fund shares exchanged therefor, provided that it held such Target Fund shares as capital assets; and

    ix. Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         In connection with this opinion we call your attention to Revenue Ruling 87-76, 1987-2 C.B.84, published by the Internal Revenue Service ("IRS"). In that ruling, the IRS held that the so-called "continuity of business enterprise" requirement necessary to tax-free reorganization treatment was not met in the case of an acquisition of an investment company which invested in corporate stocks and bonds by an investment company which invested in municipal bonds. Specifically, the IRS based its ruling on its conclusion that the business of investing in corporate stocks and bonds is not the same line of business as investing in municipal bonds. We believe that the IRS's conclusion in this ruling is questionable, and that, even if the IRS's conclusion is correct, the facts of this Transaction are distinguishable from those in the published ruling.

         We believe that Acquiring Fund and, in substantial measure and independent of the Transaction, the Acquired Fund are each engaged in the same line of business: actively investing for the benefit of their respective shareholders primarily in the common stocks of U.S. companies, without focusing on any one industry sector, whose issuers are determined by the manager to have favorable growth potential and are in industry sectors that may correspond with market trends. In practice, these lines of business are pursued in very similar ways. As of the dates used in the Representation Letters adducing the continuation of the historic business of Target Fund, each Fund invested over 92% of its assets in common stocks and over 96% of each Fund's equity investment was in U.S. companies. Also on those dates, the average weighted market capitalization for each Fund's investments represented companies that fell within the conventional large cap category. In addition, the industry sectors of the issuers in which the Funds invested overlapped to a significant extent as well: 78.2% of the Funds overlapped within ten industry sectors and 52.7% of the Funds overlapped within thirty industry sectors.

         After the Transaction, Acquiring Fund will continue that line of business for the benefit of the shareholders of both Acquired and Acquiring Funds. While Acquiring Fund will dispose of certain securities formerly held by Acquired Fund in order to conform with its criteria for the selection of investments, it will apply the same criteria to its own historic investments. All proceeds generated by all such dispositions will be reinvested in a manner fully consistent with

ROPES & GRAY LLP
IDS Life Series - Equity Portfolio
AXP Variable Portfolio - Capital Resource Fund

the shared historic investment policies of the Acquiring Fund and of Acquired Fund. In these circumstances, we are of the opinion that Acquiring Fund will have continued the historic business of Acquired Fund for the benefit of, among others, the historic shareholders of Acquired Fund and that the continuity of business enterprise requirement for tax-free treatment of a reorganization will as a result be satisfied. However, because Revenue Ruling 87-76 is the only published ruling dealing specifically with the application of the "continuity of business enterprise" requirement to a reorganization involving investment companies, our opinion cannot be entirely free from doubt. No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.



                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP